Exhibit 32.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Global Partner Acquisition Corp II (the “Company”) for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Jarett Goldman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the report.

March 30, 2023	By:	/s/ Jarett Goldman
Jarett Goldman
Chief Financial Officer
(Principal Financial Officer)